UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2005

MIKOHN GAMING CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	00-22752	88-0218876
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686 Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(702) 896-3890

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 19, 2005, Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Viking Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Viking Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub II”), and VirtGame Corp., a Delaware corporation (“VirtGame”).

On July 29, 2005, the Company, VirtGame, Merger Sub I and Merger Sub II amended the Merger Agreement to extend the “outside date” reflected in the Merger Agreement from August 1, 2005 to October 1, 2005.

The transaction is subject to regulatory review and approval. The transaction also is subject to several conditions, including the approval of Merger I by VirtGame’s stockholders. The transaction is currently expected to close in the third quarter of fiscal 2005.

Additional Information

The Company has to filed with the Securities and Exchange Commission a registration statement on Form S-4 that includes a preliminary prospectus of the Company, a preliminary proxy statement of VirtGame Corp., and other relevant documents in connection with the proposed transaction. Investors and security holders are advised to read the final prospectus/proxy statement regarding the proposed merger when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the prospectus/proxy statement, when available, and other documents filed by the Company and VirtGame at the Securities and Exchange Commission’s web site at www.sec.gov. The prospectus/proxy statement and such other documents may also be obtained, when available, from the Company by directing such request to Progressive Gaming International Corporation, 920 Pilot Road, Las Vegas, Nevada, 89119, Attention: Investor Relations. The prospectus/proxy statement and such other documents may also be obtained, when available, from VirtGame by directing such request to VirtGame Corp., 5900 Pasteur Ct., Suite 110, Carlsbad, California 92008, Attention: Investor Relations. The Company, VirtGame and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from stockholders of VirtGame with respect to the transactions contemplated by the Merger Agreement. A description of any interests that the Company’s or VirtGame’s directors and executive officers have in the proposed Transaction will be available in the prospectus/proxy statement. Information regarding the Company’s officers and directors is included in its Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. Information regarding VirtGame’s officers and directors is included in VirtGame’s Form 10-KSB filed with the Securities and Exchange Commission on April 4, 2005. These materials are available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from the Company and VirtGame.

Forward Looking Statements

This report contains forward-looking statements, including statements regarding expectations for the acquisition of VirtGame. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, the risk that the acquisition transaction may not be completed in the third quarter of fiscal 2005, or at all, risks related to the integration of VirtGame’s technology with the Company’s existing and planned products, risks related to the inability to obtain, or meet conditions imposed for, governmental and other approvals of the transaction, including approval by stockholders of VirtGame, risks related to any uncertainty surrounding the transaction, and the costs related to the transaction, the risk that the impact on the Company’s ongoing operational results from the transaction will be more adverse to the Company than anticipated, risks related to the Company’s ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, risks related to delay in the introduction of new products, the status of rights licensed from content providers, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of July 29, 2005, by and among Mikohn Gaming Corporation, d/b/a Progressive Gaming International Corporation, Viking Acquisition Sub, Inc., Viking Merger Subsidiary, LLC and VirtGame Corp., incorporated by reference to Exhibit 2.2 to Progressive Gaming’s Registration Statement on Form S-4/A filed on August 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION

Date: August 4, 2005

/s/ Michael A. Sicuro
Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary